UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2020

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 15, 2020, the Board of Directors (the “Board”) of Sequential Brands Group, Inc. (the “Company” or “Sequential”) approved implementation of a 1 share-for-40 shares (1:40) reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, par value $0.01 per share (“Common Stock”). The Reverse Stock Split will become effective on July 27, 2020 at 12:01 a.m. ET and the Common Stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis on July 27, 2020.

The Company’s stockholders had previously approved a reverse split ratio of 1 share-for-10 shares up to a ratio of 1 share-for-40 shares with the exact ratio to be determined by the Board. As a result of the Reverse Stock Split every 40 shares shall automatically be reclassified, combined and converted into one share of Common Stock. The Reverse Stock Split will reduce the number of the Company’s outstanding shares of Common Stock from approximately 66 million shares to approximately 1.6 million shares. The number of authorized shares of Common Stock will remain unadjusted as a result of the Reverse Stock Split. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. The fair value of fractional shares will be calculated using a volume weighted average price for the shares over a 21-day trading period ending on July 27, 2020. Immediately following the Reverse Stock Split, the CUSIP for the Company’s Common Stock will be 81734P206.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: July 24, 2020	By:	/s/ Daniel Hanbridge
	Name:	Daniel Hanbridge
	Title:	Senior Vice President & Interim Chief Financial Officer